SEVENTH AMENDMENT
                                     TO THE
                                 MICROAGE, INC.
                             RETIREMENT SAVINGS AND
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST



                  The MicroAge, Inc. Retirement Savings and Employee Stock Ownership Plan and Trust (the "Plan"), as amended and restated by a document effective as of January 1, 1995 and amended by the First Amendment dated May 10, 1995, the Second Amendment dated March 14, 1996, the Third Amendment dated November 4, 1996, the Fourth Amendment dated December 4, 1996, the Fifth Amendment dated January 31, 1997 and the Sixth Amendment dated August 1, 1997 is hereby further amended as follows:

         1. The changes made to the Plan by this Seventh Amendment are effective as of November 3, 1997, unless otherwise specified below.

         2. This Seventh Amendment shall amend only the provisions of the Plan as set forth herein, and those provisions not expressly amended hereby shall be considered in full force and effect.

         3. Section 2.65 of the Plan is hereby amended and restated in its entirety to read as follows:

                  2.65 Valuation Date and Valuation Period. The term "Valuation Date" shall mean the last business day of each Plan Year and such other dates as may be established by the Advisory Committee for the valuation and adjustment of the accounts of Participants, including daily valuations. The term "Valuation Period" shall mean the period commencing on the date immediately following a Valuation Date and ending on the next Valuation Date.

         4. Article 2 of the Plan is hereby amended by adding a new Section 2.67 to the end thereof which shall read as follows:

                  2.67 Acquired Company. The term "Acquired Company" shall mean any corporation or other entity the stock, assets or business of which has been acquired by an Employer, whether by merger, consolidation, purchase of assets or otherwise, and any predecessor thereto designated by an Employer.

         5. Effective February 1, 1998, Section 3.01 of the Plan is hereby amended by adding a new subsection (d) to the end thereof which shall read as follows:

                           (d)  Notwithstanding  any  provision  of this Section
         3.01 to the contrary, if an Employee was employed by an Acquired Company and was deferring compensation pursuant to a Code Section 401(k) cash or deferred arrangement sponsored by the Acquired Company immediately prior to the effective date of the acquisition of the Acquired Company, such Employee shall become a Participant on the first day of the Plan quarter coincident with or next following the effective date of said acquisition, regardless of whether the Employee is twenty-one (21) years of age and has completed one (1) Year of Service; provided, however, that said Employee is then employed by an Employer that has adopted this Plan.


         6. Section 4.07(b)(i) of the Plan is hereby amended and restated in its entirety to read as follows:

                  (i) amounts transferred to this Plan directly from another qualified plan, including any promissory note the terms of which comply with Section 72(p) of the Code and which is transferred to this Plan directly from a qualified plan sponsored by an Acquired Company;

         7. Effective  March 1, 1998, the Plan is hereby amended by adding a new
Article 16 to the end thereof which shall read as follows:

                  16.      LOANS

                  16.01 General Rule. The Advisory Committee is authorized but is not required to direct the Trustee to make a loan or loans to a Participant as a segregated investment of the Participant's accounts. Such loans shall be available to all Participants on a nondiscriminatory basis, except that the Advisory Committee may discriminate on the basis of credit worthiness. The Advisory Committee shall not direct the Trustee to make loans to

         Highly Compensated Employees in amounts which, when expressed as a percentage of the Participant's vested interest in his accounts, are greater than those available to other Participants; provided, however, that the Advisory Committee may adopt a rule precluding loans of less than One Thousand Dollars ($1,000.00).

                  16.02    Amount of Loan; Security.

                           (a) Amount. The total outstanding loans from the Trust Fund to any Participant at any time shall not exceed the Participant's vested interest in his accounts, determined as of the most recent Valuation Date for the Plan, provided, however, that no portion of the Participant's vested interest in his accounts which is held in Employer Stock shall be made available for loan to the Participant. Any loan which is made pursuant to Section 16.01 shall be treated as a taxable distribution to the extent that it causes the outstanding balance at any time of all loans from all "employee pension benefit plans" (as defined in ERISA) of the Employer that are intended to "qualify" under Section 401(a) of the Code to exceed fifty percent (50%) of the present value of the Participant's nonforfeitable accrued benefit under all such plans; provided that such maximum shall not be more than Fifty Thousand Dollars ($50,000.00) with such Fifty Thousand Dollar ($50,000.00) limitation to be reduced by the highest outstanding loan balance during the twelve (12) month period preceding the date on which a loan is made. The Advisory Committee may, in the exercise of its discretion, prohibit the making of any loan that would be treated as a taxable distribution.

                           (b) Security. The loan shall be evidenced by the Participant's promissory note and shall be secured by an assignment of the Participant's vested interest in his accounts and such additional collateral as the Advisory Committee shall deem necessary, provided that in no event shall the loan be secured by an assignment of more than fifty percent (50%) of the Participant's vested (non-forfeitable) interest in his accounts. In determining whether a pledge of additional collateral is necessary, the Advisory Committee shall consider the Participant's credit worthiness and the impact on the Plan in the event of a default under the loan prior to the date on which Participant's benefits will commence under the Plan.

                  16.03    Terms of Loan.

                           (a) Interest Rate. All loans shall bear interest at a rate determined by the Advisory Committee which shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for similar loans. Subject to the foregoing, the terms of any loan shall be arrived at by mutual agreement between the Advisory Committee and the Participant pursuant to a uniform, nondiscriminatory policy.

                           (b) Repayment Period. All loans shall be repayable in semi-monthly installments over a period not exceeding five (5) years, except that the term may exceed five (5) years (but shall not exceed fifteen (15) years or such shorter period set by the Plan

         Administrator) if the Participant establishes to the satisfaction of the Advisory Committee, in its sole discretion, that the proceeds of the loan will be used, within a reasonable time after the funds are disbursed, to acquire or construct the Participant's principal residence.

                           (c) Costs. Any costs incurred by the Advisory Committee or Trustee to establish, process, administer or collect the loan shall be charged directly and solely to the Participant unless other mutually agreeable arrangements are made by the Advisory Committee and the Participant.

                  16.04 Default. In the event that the Participant does not repay such loan or loans and the interest thereon in a timely fashion, the Trustee may exercise every creditor's right at law or equity available to the Trustee. The Trustee may not, however, deduct or offset the payments in default or the unpaid outstanding balance of the loan from or against the Participant's accounts until such time as the account becomes payable pursuant to the other provisions of this Plan. When payments become due hereunder, the Trustee may deduct the total amount of the loan then outstanding, together with any interest then due and owing, from any payment or distribution (including any payment due to the Participant's surviving spouse pursuant to Section 6.03) to which such Participant or his beneficiary or beneficiaries may become entitled.

                  16.05 Transferred Loans Accepted Pursuant to Section 4.07. In the event that a Participant transfers a promissory note to the Plan from a qualified plan maintained by an Acquired Company in connection with a "rollover" under Section 4.07, such promissory note shall be administered by the Advisory Committee and the Trustee in accordance with the terms of the promissory note. To the extent there is a conflict between the terms of a transferred promissory note and this
         Article 16 or other rules promulgated by the Advisory Committee, the terms of the transferred promissory note shall control.

         To signify its adoption of this Seventh Amendment, MicroAge, Inc. has caused this Seventh Amendment to be executed by its duly authorized officer on this 2nd day of April, 1998.

                                         MICROAGE, INC.


                                         By:   /s/ Jeffrey D. McKeever
                                               ---------------------------------
                                               Jeffrey D. McKeever
                                               Chairman of the Board and
                                               Chief Executive Officer
                                       4